EXHIBIT 2











                            JOINT VENTURE AGREEMENT

                                    AMONG

                               CORRCHOICE, INC.,

                            GREIF BROS. CORPORATION,

                              GEOFFREY A. JOLLAY,

                              R. DEAN JOLLAY, JR.,

                                     AND

                              JOHN J. MCLAUGHLIN



                               NOVEMBER 1, 1998


                               TABLE OF CONTENTS
                                                                      Page
Background Information                                                   1
Statement of Agreement                                                   2
Article I    Definitions                                                 2
Section 1.1  Definitions                                                 2
Article II   Contribution of Stock; Corporate Restructuring              3
Section 2.1  Contribution of Greif                                       3
Section 2.2  Contribution of the Jollays                                 3
Section 2.3  Contribution of Mr. McLaughlin                              3
Section 2.4  Reserved                                                    3
Article III  Representations of Jollays                                  3
Section 3.1  Organization and Standing                                   3
Section 3.2  Capitalization and Security Holders                         4
Section 3.3  Subsidiaries                                                5
Section 3.4  Business of RDJ Holdings                                    5
Section 3.5  Business of OPC and OPC Subsidiaries                        5
Section 3.6  Power and Authority; Capacity                               6
Section 3.7  Consents and Approvals; No Conflict or Default              6
Section 3.8  Financial Statements                                        6
Section 3.9  Undisclosed Liabilities                                     6
Section 3.10 Absence of Certain Changes                                  7
Section 3.11 Taxes                                                       7
Section 3.12 Compliance with Law                                         8
Section 3.13 Proprietary Rights                                          9
Section 3.14 Reserved                                                    9
Section 3.15 Insurance                                                   9
Section 3.16 Reserved                                                    9
Section 3.17 Title to of Properties                                      9
Section 3.18 Brokers, Finders                                            9
Section 3.19 Legal Proceedings and Claims                                9
Section 3.20 ERISA                                                      10
Section 3.21 Contracts                                                  13
Section 3.22 OPC Receivables                                            13
Section 3.23 Reserved                                                   13
Section 3.24 Books of Account; Records                                  13
Section 3.25 Reserved                                                   13
Section 3.26 Reserved                                                   13
Section 3.27 Reserved                                                   13
Section 3.28 Reserved                                                   14
Section 3.29 Investment Intent                                          14
Section 3.30 Complete Disclosure                                        14
Article IV   Representations of Greif                                   15
Section 4.1  Organization and Standing                                  15
Section 4.2  Capitalization and Security Holders                        15
Section 4.3  Subsidiaries                                               16
Section 4.4  Business of MPC                                            16
Section 4.5  Power and Authority; Capacity                              16
Section 4.6  Consents and Approvals; No Conflict or Default             16
Section 4.7  Financial Statements                                       16
Section 4.8  Undisclosed Liabilities                                    17
Section 4.9  Absence of Certain Changes                                 17
Section 4.10 Taxes                                                      18
Section 4.11 Compliance with Law                                        18
Section 4.12 Proprietary Rights                                         19
Section 4.13 Reserved                                                   19
Section 4.14 Insurance                                                  19
Section 4.15 Reserved                                                   19
Section 4.16 Title to Properties                                        19
Section 4.17 Brokers, Finders                                           19
Section 4.18 Legal Proceedings and Claims                               19
Section 4.19 ERISA                                                      20
Section 4.20 Contracts                                                  22
Section 4.21 MPC Receivables                                            23
Section 4.22 Reserved                                                   23
Section 4.23 Books of Account; Records                                  23
Section 4.24 Reserved                                                   23
Section 4.25 Reserved                                                   23
Section 4.26 Reserved                                                   23
Section 4.27 Reserved                                                   23
Section 4.28 Investment Intent                                          23
Section 4.29 Complete Disclosure                                        24
Article V    Representations of Mr. McLaughlin                          24
Section 5.1  Stock Ownership; No Liens                                  24
Section 5.2  Power and Authority; Capacity                              24
Section 5.3  Consents and Approvals; No Conflict or Default             25
Section 5.4  Reserved                                                   25
Section 5.5  Brokers, Finders                                           25
Section 5.6  Legal Proceedings and Claims                               25
Section 5.7  Reserved                                                   25
Section 5.8  CCI Matters                                                25
Section 5.9  Investment Intent                                          25
Section 5.10 Complete Disclosure                                        26
Article VI   Reserved                                                   26
Article VII  Closing                                                    26
Section 7.1  The Closing                                                26
Section 7.2  Deliveries of Greif at Closing                             26
Section 7.3  Deliveries of the Jollays at Closing                       27
Section 7.4  Deliveries of Mr. McLaughlin at Closing                    29
Section 7.5  Deliveries of the Company at Closing                       29
Article VIII Covenants of the Parties                                   30
Section 8.1  Mutual Covenants                                           30
Section 8.2  Covenants of Greif                                         31
Section 8.3  Covenants of the Jollays                                   31
Article IX   Remedies; Post-Closing Share Adjustments                   32
Section 9.1  Survival of Representations                                32
Section 9.2  Exclusive Remedy                                           32
Section 9.3  Resolution Procedures                                      33
Section 9.4  Departing Shareholder                                      35
Section 9.5  Specific Performance                                       36
Article X    Reserved                                                   36
Article XI   Miscellaneous                                              36
Section 11.1 Notices                                                    37
Section 11.2 Non-Waiver                                                 38
Section 11.3 Genders and Numbers                                        38
Section 11.4 Headings                                                   38
Section 11.5 Counterparts                                               38
Section 11.6 Entire Agreement                                           38
Section 11.7 Amendment                                                  39
Section 11.8 No Third Party Beneficiaries                               39
Section 11.9 Governing Law                                              39
Section 11.10 Successors; Assignment                                    39
Section 11.11 Expenses                                                  39
Section 11.12 Announcements                                             39
Section 11.13 Severability                                              40

ANNEX A-Index of Defined Terms

EXHIBIT A-Shareholders Voting Agreement
EXHIBIT B-Greif/Jollays Buy-Sell Agreement
EXHIBIT C-Greif/McLaughlin Buy-Sell Agreement
EXHIBIT D-Geoffrey Jollay Employment Agreement
EXHIBIT E-Dean Jollay Employment Agreement
EXHIBIT F-CorrChoice Cash Retention and Dividend Formula
EXHIBIT G-Legal Opinion from Critchfield, Critchfield & Johnston, Ltd. EXHIBIT H-Legal Opinion from Baker & Hostetler LLP
EXHIBIT I-Form of Notice of Claim
EXHIBIT J-Dispute Resolution Procedure
EXHIBIT K-Form of Escrow Agreement
EXHIBIT L-John J. McLaughlin Employment Agreement

JOLLAYS/OPC SCHEDULES

Schedule 3.1--Organization and Good Standing
Schedule 3.2--Capitalization and Security Holders
Schedule 3.3--Subsidiaries
Schedule 3.4--Business of RDJ Holdings
Schedule 3.7--Consents and Approvals; No Conflict or Default
Schedule 3.9--Undisclosed Liabilities
Schedule 3.10--Absence of Certain Changes
Schedule 3.11--Taxes
Schedule 3.17--Title to Properties
Schedule 3.19--Legal Proceedings and Claims
Schedule 3.20--ERISA
Schedule 3.22--OPC Receivables

GREIF/MPC SCHEDULES

Schedule 4.1--Organization and Good Standing
Schedule 4.2--Capitalization and Security Holders
Schedule 4.6--Consents and Approvals; No Conflict or Default
Schedule 4.8--Undisclosed Liabilities
Schedule 4.9--Absence of Certain Changes
Schedule 4.10--Taxes
Schedule 4.16--Title to Properties
Schedule 4.18--Legal Proceedings and Claims
Schedule 4.19--ERISA
Schedule 4.21--MPC Receivables

MCLAUGHLIN SCHEDULES

Schedule 5.1--Stock Ownership; No Liens
Schedule 5.3--Consents and Approvals; No Conflict or Default


JOINT VENTURE AGREEMENT

This Joint Venture Agreement (this "Agreement") is made as of November 1, 1998, among CorrChoice, Inc., an Ohio corporation (the "Company"), Greif Bros. Corporation, a Delaware corporation ("Greif"), Geoffrey A. Jollay and R. Dean Jollay, Jr. (collectively, the "Jollays"), and John J. McLaughlin ("Mr. McLaughlin"). Greif, the Jollays, and Mr. McLaughlin are sometimes hereinafter referred to collectively as the "Shareholders" and separately as a "Shareholder."

Background Information

	 	Ohio Packaging Corporation, an Ohio corporation ("OPC"), manufactures corrugated sheets for sale to producers of corrugated boxes and operates, directly and through its subsidiaries, sheet feeder plants in Massillon and Cincinnati, Ohio, and in Louisville, Kentucky. OPC has 2,000 Class A Common Shares, without par value (the "Class A Shares"), and 2,000 Class B Common Shares, without par value (the "Class B Shares"), issued and outstanding. RDJ Holdings Inc., an Ohio corporation ("RDJ Holdings"), owns all of the issued and outstanding Class A Shares, and Greif owns all of the issued and outstanding Class B Shares. The Jollays own all of the issued and outstanding capital stock of RDJ Holdings (the "RDJ Stock").

	 	Combined Containerboard Inc., a Delaware corporation ("CCI"), has 15,001 shares of Common Stock, no par value (the
"CCI Shares"), issued and outstanding.  OPC owns 12,001 CCI
Shares, and Mr. McLaughlin owns 3,000 CCI Shares (the
"McLaughlin CCI Shares").  Additionally, CCI has 10,000 shares,
8% Cumulative Preferred Stock outstanding (the "CCI Preferred
Shares").  OPC owns 8,000 CCI Preferred Shares and Mr.
McLaughlin owns 2,000 CCI Preferred Shares.

	 	Michigan Packaging Company, a Delaware corporation ("MPC"), manufactures corrugated sheets for sale to producers of corrugated boxes and operates sheet feeder plants in Mason and Grand Rapids, Michigan, and in Concord, North Carolina. MPC operates the Concord, North Carolina sheet feeder plant under the dba Southeastern Packaging Corporation. MPC has 400 shares of stock, without par value (the "MPC Stock"), issued and outstanding. Greif owns all of the issued and outstanding shares of MPC Stock.

	 	The Shareholders desire to consolidate the business operations of MPC and OPC and their respective subsidiaries, including without limitation the sheet feeder plants operated by MPC and OPC and their respective subsidiaries (the "Sheet Feeder Facilities"), into the Company in order to create a more efficient and unified method of operations (the
"Consolidation"). The Shareholders desire to complete the Consolidation in a transaction intended to qualify as a tax free exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which, among other things, (i) Greif will contribute to the Company the Class B Shares and the MPC Stock, (ii) the Jollays will contribute to the Company the RDJ Stock, and (iii) Mr. McLaughlin will contribute to the Company the McLaughlin CCI Shares and Mr. McLaughlin's 2,000 CCI Preferred Shares, all in exchange for Common Shares, without par value, of the Company (the "CorrChoice Shares").

	 	The Company was formed on October 2, 1998, by the filing of its articles of incorporation with the Ohio Secretary of State. Concurrently with the Closing (as defined in Section 7.1, below), the Shareholders will adopt a code of regulations for the Company and take such other actions and execute and deliver, or arrange for the execution and delivery, of such other documents as may be necessary or appropriate for the organization of the Company, all as further described in this Agreement. Thereafter, the Shareholders will take such actions and execute and deliver, or arrange for the execution and delivery, of such documents as may be necessary to merge RDJ Holdings into the Company, all as further described in this Agreement.

	 	Concurrently with the Closing, the Company, OPC, and Ralph Stoner, Sr. ("Mr. Stoner, Sr."), Ralph Stoner, Jr. ("Mr. Stoner, Jr."), and John Cahill ("Mr. Cahill") will take such actions and execute and deliver, or arrange for the execution and delivery, of such documents as may be necessary or appropriate for Heritage Packaging Corporation, a Delaware corporation ("Heritage Packaging"), to become owned 93.33% by the Company and 6.67% by Stonehill Group, LLC, a North Carolina limited liability company ("Stonehill Group") (rather than owned
50% by each of OPC and Stonehill Group), all as further described in this Agreement.

	 	For the purpose of determining the value of the respective contributions of Greif, the Jollays, and Mr. McLaughlin to the joint venture in exchange for CorrChoice Shares, Greif and the Jollays entered into an agreement with Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. ("HLH&Z") of Chicago, Illinois whereby HLH&Z determined the fair market value of OPC, MPC and CCI ("Valuation"). The Valuation was based, in part, upon information supplied to HLH&Z by Greif and the Jollays. The information supplied by Greif is hereinafter referred to as the "Greif Valuation Information." The information supplied by Jollays is hereinafter referred to as the "Jollays' Valuation Information."

Statement of Agreement

The parties to this Agreement (the "Parties") hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:


   Definitions.

   Definitions. Capitalized terms used in this Agreement shall have the meanings respectively assigned to them in the various provisions of this Agreement. Annex A to this Agreement contains an index of all defined terms.



   Contribution of Stock; Corporate Restructuring

	 	Contribution of Greif. Upon the terms and subject to the conditions described in this Agreement, at the Closing, Greif shall assign and transfer to the Company the Class B Shares and the MPC Stock. In exchange for such assignment and transfer, the Company shall issue to Greif a total of 6,324 CorrChoice Shares.

	 	Contribution of the Jollays. Upon the terms and subject to the conditions described in this Agreement, at the Closing, the Jollays shall assign and transfer to the Company the RDJ Stock. In exchange for such assignment and transfer, the Company shall issue to the Jollays in the aggregate a total of 3,466 CorrChoice Shares, with each Jollay receiving 1,733 CorrChoice Shares.

	 	Contribution of Mr. McLaughlin. Upon the terms and subject to the conditions described in this Agreement, at the Closing, Mr. McLaughlin shall assign and transfer to the Company the McLaughlin CCI Shares and Mr. McLaughlin's 2,000 CCI Preferred Shares. In exchange for such assignment and transfer, the Company shall issue to Mr. McLaughlin a total of 210 CorrChoice Shares.

	 	Reserved.


   Representations of Jollays

The Jollays, jointly and severally, hereby represent to each of Greif and Mr. McLaughlin as follows:

	  	Organization and Standing.  RDJ Holdings,
OPC, and each OPC Subsidiary (as defined in Section 3.3, below) are corporations duly organized, validly existing, and in good standing under the laws of their respective states of incorporation (as set forth in Schedule 3.1), with full power and authority to own, lease, use and operate their respective properties and to conduct their respective businesses as and where now owned, leased, used, operated and conducted. Neither the nature of the business conducted by RDJ Holdings nor the properties it owns, leases, or operates through OPC and its Subsidiaries requires it to qualify to do business in any other jurisdiction. OPC and each OPC Subsidiary are duly qualified to do business in each jurisdiction listed in Schedule 3.1 and, to the Jollays' knowledge, neither the nature of the business conducted by each of OPC or each OPC Subsidiary nor the properties it owns, leases or operates requires it to qualify to do business in any other jurisdiction, except where a failure to so qualify would have no material adverse effect on the business or assets of OPC or such OPC Subsidiary. To the Jollays' knowledge, neither OPC nor any OPC Subsidiary has received any written notice or assertion within the last three years from any governmental official in any jurisdiction to the effect that OPC or such OPC Subsidiary is required to be qualified or authorized to do business in any such jurisdiction in which OPC or such OPC Subsidiary is not so qualified or has not obtained such authorization. To the Jollays' knowledge, neither OPC nor any OPC Subsidiary is in default in the performance, observation or fulfillment of any provision of its certificate or articles of incorporation, bylaws or code of regulations, or other organizational documents.

	 	Capitalization and Security Holders.

 	Stock.  The authorized capital stock of RDJ
Holdings consists solely of 250 Common shares, without par value, and 1,000 shares of 10% Cumulative Preferred, with a par value of $1,000 per share. There are 100 Common shares issued and outstanding, and 1,000 shares of 10% Cumulative
Preferred outstanding. The authorized capital stock of OPC consists solely of 2,000 Class A Common Shares, without par value, of which 2,000 are issued and outstanding, and 6,000
Class B Common Shares, without par value, of which 2,000 are issued and outstanding. The authorized capital stock of the OPC Subsidiaries consists solely of the following:
(i) 20,000 Common Shares, without par value, and 10,000
Preferred Shares with a par value of $100 per share, of CCI. There are 15,001 Common Shares issued and outstanding, and 10,000 Preferred Shares issued and outstanding; (ii) 750 Common Shares, no par value, of Multicorr Corporation, a Kentucky corporation
("Multicorr"), of which 750 are issued and outstanding;
(iii) 1,000 Common Shares, $.01 par value, of OPC Leasing
Corporation, a Delaware corporation ("OPC Leasing"), of which 1,000 shares are issued and outstanding; (iv) 750
Common Shares, no par value, of ReCorr Realty Corporation, an Ohio corporation ("ReCorr"), of which 500 shares are issued and outstanding; and (v) 100 shares of Common Stock, $.01 par value, of Heritage Packaging, a Delaware corporation of which 100 shares are issued and outstanding
(and after the consummation of the transaction contemplated by this Agreement, 1,000 shares of Common Stock, $.01 par value shall be authorized, and 750 shares will be issued and outstanding).

 	Stock Ownership.    The Jollays own beneficially
and of record all of the RDJ Stock, with each Jollay owning
50 Common Shares and 500 Preferred Shares of RDJ Stock.
RDJ Holdings owns beneficially and of record all of the Class A Shares. Except as set forth on Schedule 3.2, OPC owns beneficially and of record all of the issued and outstanding capital stock of the OPC Subsidiaries.
Schedule 3.2 sets forth the stock ownership of the OPC
Subsidiaries.

 	Due Authorization and Issuance. Each outstanding share of the RDJ Stock and each outstanding share of the capital stock of OPC and each OPC Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights.

 	No Other Commitment. Except as set out on
Schedule 3.2, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by either RDJ Holdings, OPC, any OPC Subsidiary, or either Jollay of any capital stock, other equity interests, or other securities of RDJ
Holdings, OPC, or the OPC Subsidiaries, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other equity interests of RDJ Holdings, OPC, or the OPC
Subsidiaries, and neither RDJ Holdings, OPC, nor any OPC
Subsidiary has any obligation of any kind to issue any additional securities.

 	Compliance with Laws; No Liens. To the Jollays' knowledge, the issuance and sale of all of the RDJ Stock and the outstanding capital stock of OPC and each OPC
Subsidiary have been in full compliance with all applicable federal and state securities laws and other laws. Except for the Class B Shares, the McLaughlin CCI Shares, and the capital stock of Heritage Packaging issued to Stonehill
Group, for which no representation is given by the Jollays, and except as set out on Schedule 3.2, all of the RDJ
Stock and the outstanding capital stock of OPC and each OPC
Subsidiary is free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal and state securities laws. Neither RDJ
Holdings, OPC, nor any OPC Subsidiary has agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder or under any state securities law.

	 	Subsidiaries. Except for OPC, RDJ Holdings does not own any subsidiary corporations or, directly or indirectly, any equity or other ownership interest in any corporation, general or limited partnership, limited liability company, joint venture, firm, association, or other legal entity (an "Entity"). Except for the subsidiaries described on
Schedule 3.3 (individually, an "OPC Subsidiary" and collectively, the "OPC Subsidiaries"), OPC does not own any subsidiary corporations or, directly or indirectly, any equity or other ownership interest in any other Entity. Except for this Agreement or as otherwise described on Schedule 3.3, neither RDJ Holdings, OPC, nor any OPC Subsidiary is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Entity.

	 	Business of RDJ Holdings. RDJ Holdings is not, and has not been at any time in the past, engaged in any business whatsoever other than the ownership of the Class A Shares. RDJ Holdings does not own or possess any assets other than the Class A Shares, except cash and cash equivalents and accrued and unpaid dividends on the Class A Shares. Except for accrued and unpaid dividends on the RDJ Holdings Preferred Shares and except as set forth in Schedule 3.4, RDJ Holdings has no liabilities or obligations of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due).

	 	Business of OPC and OPC Subsidiaries.  OPC,
CCI, and Multicorr are and have been engaged in the business of manufacturing and selling corrugated sheets to producers of corrugated boxes and operating sheet feeder plants in Massillon and Cincinnati, Ohio, and in Louisville, Kentucky, and are engaged in no other business whatsoever except as may be incidental to the foregoing. OPC Leasing is and has been engaged in the business of leasing land, building, and equipment to Heritage Packaging and is engaged in no other business whatsoever except as may be incidental to the foregoing. ReCorr is and has been engaged in the business of real estate development, construction, and lease of manufacturing and warehouse facilities, and is engaged in no other business whatsoever except as may be incidental to the foregoing. Heritage Packaging has been engaged in the sale of corrugated sheets and arranging the construction of manufacturing facilities in Michigan and North Carolina and is engaged in no other business whatsoever except as may be incidental to the foregoing.

	 	Power and Authority; Capacity. Each Jollay has full legal capacity, power, and authority to enter into this Agreement and perform his respective obligations under this Agreement. This Agreement has been duly executed and delivered by each Jollay and constitutes the legal, valid and binding obligation of each Jollay enforceable against each of them, respectively, in accordance with its terms. No other action or proceeding by or in respect of either Jollay is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

	 	Consents and Approvals; No Conflict or
Default. To the knowledge of the Jollays, except for the consents described in Schedule 3.7, all of which shall be obtained prior to the Closing, neither the execution and delivery of this Agreement by either Jollay nor their consummation of the transactions contemplated by this Agreement
(a) requires or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority, (b) violates or will violate in any material respect any laws, statutes, orders, rules, and regulations applicable to OPC or to any OPC Subsidiary, (c) conflicts with or will result in the breach of the certificate or articles of incorporation, bylaws or code of regulations, or other organizational documents of OPC or any OPC Subsidiary, or (d) breaches or will result in the breach of any agreement or legal obligation to which OPC, any OPC Subsidiary, or either of the Jollays is a party or by which such party or such party's assets are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any assets of OPC or any OPC Subsidiary.

	 	Financial Statements. OPC has furnished to Greif the consolidated balance sheets for OPC and the OPC Subsidiaries as of June 30, 1998 and June 30, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1998, including, in each case, the related notes, all of which have been prepared for OPC and have been examined by and are accompanied by the unqualified audit report of Ernst & Young LLP (collectively, the "OPC Financial Statements"). The OPC Financial Statements are in accordance with the books and records of OPC, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and fairly present the financial condition of OPC and the OPC Subsidiaries as of the dates stated and the results of operations of OPC and the OPC Subsidiaries for the periods then ended in accordance with such practices.

	 	Undisclosed Liabilities.  Except as set
forth in Schedule 3.9, neither OPC nor any OPC Subsidiary has any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

 	Those set forth in the OPC Financial Statements which have not been paid or discharged since the date thereof;

 	Those arising from and after the date of this Agreement under agreements or other commitments specifically identified in Schedule 3.9;

 	Current liabilities (determined in accordance with generally accepted accounting principles) incurred since June 30, 1998, in transactions in the ordinary course of business consistent with past practices which are properly reflected on OPC's or the applicable OPC
Subsidiary's books and records and are not inconsistent with the other representations and agreements of the Jollays set forth in this Agreement; and

 	Those arising under and as a result of this Agreement.

	 	Absence of Certain Changes.  Except as set
forth in Schedule 3.10, since the date of the Jollays' Valuation Information, RDJ Holdings, OPC, and each OPC Subsidiary have conducted their business only in the ordinary course consistent with past practices and, to the knowledge of the Jollays, there
has not been:   any material adverse change to either OPC or
any OPC Subsidiary;   any dividend or distribution to any
shareholder of RDJ Holdings, OPC, or any OPC Subsidiary, other than in amounts consistent with past practices as shown in prior
financial statements;   any increase in compensation or
employment benefits payable or provided to either Jollay from
either RDJ Holdings, OPC or any OPC Subsidiary;   any
transaction entered into or carried out by either RDJ Holdings, OPC or any OPC Subsidiary other than in the ordinary and usual
course of its business;   any borrowing or guaranty, any loan
or advance, or any agreement relating to the foregoing by either RDJ Holdings, OPC or any OPC Subsidiary or any incurring by either RDJ Holdings, OPC or any OPC Subsidiary of any other obligation or liability, except current liabilities incurred in the usual and ordinary course of business and consistent with
past practices;   any change in OPC accounting principles or
practices or its method of application of such principles or
practices;   any mortgage, pledge, lien, security interest,
hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of
either OPC or any OPC Subsidiary;   any purchase of or any
agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $250,000 for any one purchase made by either OPC or any OPC Subsidiary or $1,000,000 for all such purchases made by OPC and the OPC Subsidiaries combined or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by either OPC or any OPC Subsidiary exceeding an aggregate of $250,000; or any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of either OPC or any OPC Subsidiary, including without limitation efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down.

	 	Taxes.

 	Except as described on Schedule 3.11, to the Jollays' knowledge, RDJ Holdings, OPC and each OPC
Subsidiary have duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by such entity, all such returns and reports are true, correct and complete, none of such returns and reports has been amended, and any and all taxes, assessments, fees and other governmental charges due from such entity, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the OPC
Financial Statements and will be timely paid. To the Jollays' knowledge, no claim has been made by authorities in any jurisdiction where either RDJ Holdings, OPC or any OPC Subsidiary did not file tax returns that it is or may be subject to taxation or to reporting therein.

 	RDJ Holdings, OPC and each OPC Subsidiary have delivered to Greif copies of all federal, state, local, and foreign income tax returns filed for taxable periods ended on or after December 31, 1993. Schedule 3.11 sets forth the dates and results of any and all audits conducted by taxing authorities against either RDJ Holdings, OPC, or any OPC Subsidiary within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 3.11, all deficiencies resulting from any audits have been paid or settled. Except as set out on
Schedule 3.11, there are no pending or, to the best of each Jollay's knowledge, threatened federal, state, local or foreign tax audits or assessments affecting either RDJ
Holdings, OPC, or any OPC Subsidiary and there is no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of either RDJ Holdings, OPC or any OPC Subsidiary.

 	Except as described on Schedule 3.11, to the Jollays' knowledge, neither RDJ Holdings, OPC nor any OPC
Subsidiary is, on the date of this Agreement, nor will RDJ
Holdings, OPC or any OPC Subsidiary be as of the Closing, liable for taxes, assessments, fees or governmental charges for which it has not made adequate provision, including setting aside a sufficient reserve to cover that potential liability in full in the RDJ Holdings' financial statements
(which consist solely of a balance sheet) and the OPC
Financial Statements.

 	Except for the obligation to withhold income taxes from salaries and wages, there exists no tax-sharing agreement or arrangement pursuant to which either RDJ
Holdings, OPC or any OPC Subsidiary is obligated to pay the tax liability of either Jollay or any other Person, or to indemnify any other Person with respect to any tax.

 	Schedule 3.11 includes a list of all states, territories and jurisdictions to which any tax is properly payable by either RDJ Holdings, OPC or any OPC Subsidiary or in which, to the Jollays' knowledge, a tax report must be filed.

	 	Compliance with Law. To the knowledge of the Jollays, OPC and each OPC Subsidiary have complied and are in compliance in all material respects with all laws, statutes, orders, rules, and regulations applicable to OPC and each OPC Subsidiary and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or agency relating to OPC or such OPC Subsidiary, or its business or properties, as well as all licenses, permits, and similar approvals which are material to OPC and each OPC Subsidiary to carry on their businesses as presently conducted. The Jollays have caused OPC to deliver to Greif copies of all licenses, permits, and similar approvals which are material to OPC and each OPC Subsidiary to carry on their businesses as presently conducted, each of which currently is valid and in full force and effect.

 	Proprietary Rights.  The Jollays have caused
OPC to deliver to Greif copies of all patents, trademarks, trade names, service marks, and other similar proprietary property rights which are material to OPC and each OPC Subsidiary to carry on their businesses as presently conducted, each of which is owned by OPC or an OPC Subsidiary, as applicable. To the knowledge of the Jollays, no business of OPC or any OPC Subsidiary has been or is now being conducted in contravention or infringement of any proprietary right of any third party.

	 	Reserved.

	 	Insurance. To the knowledge of the Jollays, OPC and each OPC Subsidiary has been and is insured with respect to its property and the conduct of its business in such amounts and against such risks as are adequate to protect the properties and businesses of OPC or each OPC Subsidiary in accordance with normal industry practice, and to the knowledge of the Jollays all such policies are currently in full force and effect and no notice of cancellation or termination has been received by OPC or any OPC Subsidiary with respect to any such policy.

 	Reserved.

	 	Title to Properties.  Except as set forth in
Schedule 3.17, to the Jollays' knowledge, OPC and each OPC Subsidiary has good, valid and marketable title to all of its assets (except for those assets which are held pursuant to valid leases) of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all assets shown or reflected on the OPC Financial Statements). To the knowledge of the Jollays, the UCC-11 lien searches and the real estate title lien searches provided to the Jollays by Baker & Hostetler LLP set forth all mortgages, pledges, liens, security interests, and encumbrances relating to the assets of OPC and each OPC Subsidiary. Such real estate title lien searches reference all real property owned by OPC or any OPC Subsidiary. Except as set forth in Schedule 3.17, neither OPC nor any OPC Subsidiary leases any real property as a lessee.

	 	Brokers, Finders.  The transactions
contemplated by this Agreement were not submitted to by any broker or other Person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of either Jollay, submitted to Greif by any broker or other Person, and none of the actions of either Jollay has given rise to any claim by any Person for a commission, finder's fee or like payment against any of the Parties.

	 	Legal Proceedings and Claims  Except as
listed and described in Schedule 3.19, there are no (and over the last five years there have been no) claims, proceedings, suits or investigations pending or, to the knowledge of the Jollays, threatened against or relating to either RDJ Holdings, OPC or any OPC Subsidiary or any of their employees (but only in their capacity as employees of such Entity and not personally) or, to the knowledge if the Jollays without independent investigation, independent contractors of such Entity in connection with the business or affairs of such Entity, by or before any federal, state, local or foreign court or governmental body, agency, or authority. There are no such claims, proceedings, suits or investigations pending or, to the knowledge of the Jollays, threatened for the purpose of enjoining or preventing the consummation of any transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.19, to the knowledge of the Jollays, neither RDJ Holdings, OPC, nor any OPC Subsidiary is subject to any judgment, order or decree, or any governmental restriction applicable to it, which has a reasonable probability of causing a material adverse change, or which may materially adversely affect the ability of OPC or any OPC Subsidiary to acquire any property or conduct business as it is currently being conducted. Except as listed and described in
Schedule 3.19 and to the knowledge of the Jollays, there are no facts, circumstances, or occurrences which may give rise to any claims, proceedings, or suits against RDJ Holdings, OPC, any OPC Subsidiary, or any of their employees (but only in their capacity as employees of such Entity and not personally) or, to the knowledge of the Jollays without independent investigation, independent contractors of such Entity which could cause a material adverse change to RDJ Holdings, OPC, or any OPC Subsidiary, or to the business or assets of such Entity.

	 	ERISA.

 	Schedule 3.20 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee
Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by OPC or any OPC Subsidiary or any of their respective ERISA Affiliates (as defined below) and covers any employee or former employee of OPC or any OPC Subsidiary or any of their respective ERISA
Affiliates or under which OPC or any OPC Subsidiary or any ERISA Affiliate has any liability. Copies of such plans
(and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Greif together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "OPC Employee Plans." For purposes of this section, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in
Section 407(d)(7) of ERISA of such Person.  The only OPC
Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA (the "OPC Pension Plans") are identified as on Schedule 3.20.

 	Except as set forth in Schedule 3.20, no OPC
Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, or a "defined benefit plan," as defined in Section 3(35) and subject to Title IV of ERISA, and no OPC Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any OPC Pension Plan, whether or not waived. Full payment has been made of all amounts which OPC or any OPC
Subsidiary or any of their respective ERISA Affiliates is required to have paid as contributions to or benefits under any OPC Employee Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any OPC Employee Plan that have not been disclosed to Greif in writing. Neither OPC, nor any OPC Subsidiary, nor either Jollay knows of any "reportable event," within the meaning of Section 4043 of ERISA, and no event described in
Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any OPC Employee Plan. No condition exists and no event has occurred that could constitute grounds for termination of any OPC Retirement Plan, and neither OPC nor any of the OPC Subsidiaries nor any of their respective
ERISA Affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA.
Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any OPC
Employee Plan has or will make OPC, any OPC Subsidiary, or either Jollay subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or, to the best of each Jollay's knowledge, threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any OPC Employee Plan or any fiduciary or administrator thereof in their capacities as such.

 	Each OPC Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. OPC and each OPC Subsidiary has furnished to Greif copies of the most recent Internal Revenue Service determination letters with respect to each such OPC Employee Plan. Each
OPC Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in material compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such OPC
Employee Plan.

 	To the knowledge of Jollays, there is no contract, agreement, plan or arrangement covering any employee or former employee, any Jollay or shareholder or former shareholder of OPC or any OPC Subsidiary or any of their respective ERISA Affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

 	Schedule 3.20 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an OPC
Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by either of OPC or any of the OPC Subsidiaries or any of their respective ERISA
Affiliates, and (iii) covers any employee or former employee, any Jollay or former shareholder of either of OPC or any of the OPC Subsidiaries or any of their respective
ERISA Affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to Greif, are referred to collectively herein as the "OPC Benefit Arrangements."
To the knowledge of Jollays, each OPC Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such OPC Benefit Arrangement.

 	Except as set forth in Schedule 3.20, there is no liability in respect of post-retirement health and medical benefits for retired employees of either OPC or any of the OPC Subsidiaries or any of their respective ERISA
Affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Except as provided otherwise by law, to the knowledge of Jollays, OPC and each OPC Subsidiary has reserved its right to amend or terminate any OPC Employee
Plan or OPC Benefit Arrangement providing health or medical benefits in respect of any active employee of OPC or such OPC Subsidiary under the terms of any such plan and descriptions thereof given to employees. With respect to any of OPC's and OPC Subsidiaries' respective OPC Employee
Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, to the knowledge of Jollays, there has been timely compliance in all material respects with all requirements imposed thereunder so that OPC and each of the OPC Subsidiaries and their respective
ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

 	Except as set forth in Schedule 3.20, to the Jollays' knowledge, there has been no amendment to, written interpretation or announcement (whether or not written) by either OPC or any of the OPC Subsidiaries or any of their respective ERISA Affiliates relating to, or change in employee participation or coverage under, any OPC Employee
Plan or OPC Benefit Arrangement which would increase the expense of maintaining such OPC Employee Plan or OPC
Benefit Arrangement above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the Closing.

 	Except as set forth in Schedule 3.20, neither OPC nor any OPC Subsidiary is a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any employee or independent contractor of OPC or any OPC Subsidiary.

 	To the Jollays' knowledge, the execution and consummation of the transactions contemplated by this agreement will not constitute a triggering event under any OPC Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment of severance pay or otherwise, or acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of OPC or any OPC Subsidiary that has not been specifically disclosed on
Schedule 3.20 or which is not material to the financial condition or business of OPC or any OPC Subsidiary.

 	Any reference to ERISA or the Code or any section thereof in this Section shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

	 	Contracts. The Jollays have caused OPC to make available to Greif copies of all contracts, agreements, leases, commitments, or other legal obligations which are material to the condition, operations, assets, or business of OPC or any OPC Subsidiary, each of which is valid and binding on OPC or such OPC Subsidiary, as the case may be, and none of which have been modified, changed, or amended in any respect.
To the knowledge of the Jollays, neither OPC nor any OPC Subsidiary is in violation of or in default in respect of, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default of, any contract, agreement, lease, commitment, or other legal obligation which is material to the condition, operations, assets, or business of OPC or any OPC Subsidiary.

	 	OPC Receivables  To the knowledge of
Jollays, all notes, accounts, and other miscellaneous receivables of OPC or any OPC Subsidiary are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are collectible (subject only to the reserve for bad debts for accounts receivable set forth in the OPC Financial Statements as adjusted for the passage of time through the Closing in accordance with the past custom and practices of OPC and the OPC Subsidiaries).

Schedule 3.22 includes a list of all amounts payable to OPC or any OPC Subsidiary by any Affiliate of OPC or OPC Subsidiary (the "OPC Related Party Receivables") and all amounts payable by OPC or any such OPC Subsidiary to any Affiliate of OPC or OPC Subsidiary (the "OPC Related Party Payables") as of June 30, 1998, specifying the payor, payee, and amount of each OPC Related Party Receivable and OPC Related Party Payable.

	 	Reserved.

	 	Books of Account; Records. To the knowledge of Jollays, OPC's and each OPC Subsidiary's general ledgers, corporate record book and other records relating to the material assets, contracts and outstanding legal obligations of OPC or such OPC Subsidiary are, in all material respects, complete and correct, and have been maintained in accordance with good business practices, and the matters contained therein are appropriate and accurately reflected in the Financial Statements.

	 	Reserved.

	 	Reserved.

	 	Reserved.

	 	Reserved.

	 	Investment Intent.  Each Jollay:  (a) is an
"accredited investor," as that term is defined in Regulation D promulgated under the Securities Act; (b) by reason of his business and financial experience, has such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of his investment in the CorrChoice Shares to be issued to him; (c) to his satisfaction, has been provided the opportunity to ask questions, receive answers, and obtain information from Greif concerning MPC and its business, has had all such questions answered, and has been supplied all additional information deemed necessary by him to verify the accuracy of all information provided; (d) is acquiring the CorrChoice Shares to be issued to him for his own account for investment purposes only and without any view towards resale or other distribution;
(e) except for the representations of Greif set forth in Article IV of this Agreement, no representations have been made to him by or on behalf of Greif or MPC in connection with the transactions contemplated by this Agreement; (f) has determined that he can bear the economic risks of his investment in the CorrChoice Shares to be issued to him for an indefinite period of time; (g) understands that the issuance of the CorrChoice Shares as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the CorrChoice Shares are not and will not be registered under the Securities Act or any state securities laws, and that there will be no public market for the CorrChoice Shares; (h) agrees that any certificates evidencing the CorrChoice Shares shall contain a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and may not be sold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, requiring delivery to CorrChoice of a legal opinion of or satisfactory to CorrChoice's legal counsel that such exemption is applicable; (i) agrees that CorrChoice can issue stop transfer instructions to its transfer agent prohibiting transfer of the CorrChoice Shares to be issued to him except in compliance with the provisions of the Securities Act, applicable state securities laws, this Agreement, and the Greif/Jollays Buy-Sell Agreement; and (j) understands that the CorrChoice Shares to be issued to him will be subject to additional transfer, voting, and other restrictions pursuant to the Greif/Jollay Buy-Sell Agreement and the Shareholders Voting Agreement.

	 	Complete Disclosure.

	(a)	The Jollays' Valuation Information, to their
knowledge, did not and does not contain any untrue statement of a material fact and did not and does not omit a material fact.

	(b)	To their knowledge, no representation by the Jollays
in this Agreement or the OPC Schedules contains, or will contain as of the Closing, any untrue statement of a material fact or omits, or will omit as of the Closing, a material fact To the knowledge of the Jollays, they have made full disclosure to Greif of all material facts relating to OPC and the OPC
Subsidiaries necessary to make the Valuation.



   Representations of Greif

Greif hereby represents to each of the Jollays and Mr.
McLaughlin as follows:

   Organization and Standing. Greif and MPC are each corporations duly organized, validly existing, and in good standing under the laws of their respective states of incorporation, with full power and authority to own, lease, use and operate their respective properties and to conduct their respective businesses as and where now owned, leased, used, operated and conducted. MPC is duly qualified to do business in the jurisdictions listed in Schedule 4.1, and to Greif's knowledge, neither the nature of the business conducted by MPC nor the properties it owns, leases or operates requires it to qualify to do business in any other jurisdiction, except where a failure to so qualify would have no material adverse effect on the business or assets of MPC. To Greif's knowledge, neither Greif nor MPC has received any written notice or assertion within the last three years from any governmental official in any jurisdiction to the effect that MPC is required to be qualified or authorized to do business in any such jurisdiction, in which MPC is not so qualified or has not obtained such authorization. To the knowledge of Greif, neither Greif nor MPC is in default in the performance, observation or fulfillment of any provision of their respective certificate or articles of incorporation, bylaws or code of regulations, or other organizational documents.

	As used in this Article IV, "to the knowledge of Greif" or "to Greif's knowledge" shall mean to the actual knowledge of the executive officers of Greif.

	 	Capitalization and Security Holders.

 	Stock. The authorized capital stock of MPC consists solely of 1,000 shares of stock, without par value, of which 400 are issued and outstanding.

  	Stock Ownership.    Greif owns beneficially and
of record all of the issued and outstanding capital stock of MPC. Greif owns beneficially and of record all of the Class B Shares.

 	Due Authorization and Issuance. Each outstanding share of capital stock of MPC has been duly authorized and validly issued, is fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights.

 	No Other Commitment. Except as set forth on
Schedule 4.2, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by either Greif or MPC of any capital stock, other equity interests, or other securities of MPC, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other equity interests of MPC, and MPC has no obligation of any kind to issue any additional securities.

 	Compliance with Laws; No Liens. To the knowledge of Greif, the issuance and sale of all of the outstanding capital stock of MPC has been in full compliance with all applicable federal and state securities laws and other laws. Except as set forth on Schedule 4.2, the outstanding capital stock of MPC and the Class B Shares are free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal and state securities laws. Neither Greif nor MPC has agreed to register any securities of MPC under the Securities Act and the rules and regulations thereunder or under any state securities law.

	 	Subsidiaries. MPC does not own subsidiary corporations or, directly or indirectly, any equity or other ownership interest in any other Entity. Except for this Agreement, MPC is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Entity.

	 	Business of MPC. MPC is and has been engaged in the business of manufacturing and selling corrugated sheets to producers of corrugated boxes and operating sheet feeder plants in Mason and Grand Rapids, Michigan, and in Concord, North Carolina, and is engaged in no other business whatsoever except as may be incidental to the foregoing.

	 	Power and Authority; Capacity. Greif has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Greif. This Agreement has been duly executed and delivered by Greif and, to Greif's knowledge, constitutes the legal, valid, and binding obligation of Greif enforceable against it in accordance with its terms. No other action or proceeding by or in respect of Greif is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

	 	Consents and Approvals; No Conflict or
Default. Except for the consents described in Schedule 4.6, all of which shall be obtained prior to the Closing, neither the execution and delivery of this Agreement by Greif nor the consummation of the transactions contemplated by this Agreement
(a) requires or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority, (b) violates or will violate in any material respect any laws, statutes, orders, rules, and regulations applicable to MPC, (c) conflicts with or will result in the breach of the certificate or articles of incorporation, bylaws or code of regulations, or other organizational documents of either Greif or MPC, (d) breaches or will result in the breach of any agreement or legal obligation to which either Greif or MPC is a party or by which such party or such party's assets are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any assets of MPC.

	 	Financial Statements. Greif has furnished to the Jollays the balance sheets for MPC as of October 31, 1997, and October 31, 1996, and the related statements of income, shareholders' equity, and cash flows for each of the years in the two-year period ended October 31, 1997, all of which have been prepared by Greif (collectively, the "1997 MPC Financial Statements"). In addition, Greif has furnished to the Jollays the balance sheet for MPC as of June 30, 1998, and the related income statement for the eight-month period ended June 30, 1998 (the "1998 MPC Financial Statements"). The 1997 MPC Financial Statements and the 1998 MPC Financial Statements are hereinafter collectively referred to as the "MPC Financial Statements." The MPC Financial Statements are in accordance with the books and records of MPC, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and fairly present the financial condition of MPC as of the dates stated and the results of operations of MPC for the periods then ended in accordance with such practices.

	 	Undisclosed Liabilities.  Except as set
forth in Schedule 4.8, MPC has no any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

 	Those set forth in the MPC Financial Statements which have not been paid or discharged since the date thereof;

 	Those arising from and after the date of this Agreement under agreements or other commitments specifically identified in Schedule 4.8;

 	Current liabilities (determined in accordance with generally accepted accounting principles) incurred since June 30, 1998, in transactions in the ordinary course of business consistent with past practices which are properly reflected on MPC's books and records and are not inconsistent with the other representations and agreements of Greif set forth in this Agreement; and

 	Those arising under and as a result of this Agreement.

	 	Absence of Certain Changes.  Except as set
forth in Schedule 4.9, since the date of the Greif Valuation Information, MPC has conducted its business only in the ordinary course of business consistent with past practices and, to the
knowledge of the Greif, there has not been:   any material
adverse change to MPC;   any dividend or distribution to any
shareholder of MPC, other than in amounts consistent with past
practices as shown in prior financial statements;   any
transaction entered into or carried out by MPC other than in the
ordinary and usual course of its business;   any borrowing or
guaranty, any loan or advance, or any agreement relating to the foregoing by MPC or any incurring by MPC of any other obligation or liability, except current liabilities incurred in the usual and ordinary course of business and consistent with past
practices;   any change in MPC accounting principles or
practices or its method of application of such principles or
practices;   any mortgage, pledge, lien, security interest,
hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of MPC;
  any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $250,000 for any one purchase made by MPC or $1,000,000 for all such purchases made by MPC or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by MPC exceeding an aggregate of $250,000; or any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of MPC, including without limitation efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down.


	 	Taxes.

 	Except as described on Schedule 4.10, to Greif's knowledge, MPC has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports has been amended, and any and all taxes, assessments, fees and other governmental charges due from MPC, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the MPC Financial Statements and will be timely paid. To Greif's knowledge, no claim has been made by authorities in any jurisdiction where MPC did not file tax returns that it is or may be subject to taxation or to reporting therein.

 	MPC has delivered to the Jollays copies of all federal, state, local, and foreign income tax returns filed for taxable periods ended on or after December 31, 1993.
Schedule 4.10 sets forth the dates and results of any and all audits conducted by taxing authorities against MPC within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 4.10, all deficiencies resulting from any audits have been paid or settled. There are no pending or, to the best of Greif's knowledge, threatened federal, state, local or foreign tax audits or assessments affecting
MPC, and there is no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of MPC.

 	Except as described on Schedule 4.10, to Greif's knowledge, MPC is not, on the date of this Agreement, and MPC will not be as of the Closing, liable for taxes, assessments, fees or governmental charges for which it has not made adequate provision, including setting aside a sufficient reserve to cover that potential liability in full in the MPC Financial Statements.

 	Except for the obligation to withhold income taxes from salaries and wages, there exists no tax-sharing agreement or arrangement pursuant to which MPC is obligated to pay the tax liability of Greif or any other Person, or to indemnify any other Person with respect to any tax.

 	Schedule 4.10 includes a list of all states, territories and jurisdictions to which any tax is properly payable by MPC or, to Greif's knowledge, in which a tax report must be filed.

	 	Compliance with Law. To the knowledge of Greif, MPC has complied and is in compliance in all material respects with all laws, statutes, orders, rules, and regulations applicable to MPC and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or agency relating to MPC or its business or properties, as well as all licenses, permits, and similar approvals which are material to MPC to carry on its business as presently conducted. Greif has caused MPC to deliver to the Jollays copies of all licenses, permits, and similar approvals which are material to MPC to carry on its business as presently conducted, each of which currently is valid and in full force and effect.

	 	Proprietary Rights. Greif has caused MPC to deliver to the Jollays copies of all patents, trademarks, trade names, service marks, and other similar proprietary property rights which are material to MPC to carry on its business as presently conducted, each of which is owned by MPC. To the knowledge of Greif, no business of MPC has been or is now being conducted in contravention or infringement of any proprietary right of any third party.

	 	Reserved.

	 	Insurance. To the knowledge of Greif, MPC has been and is insured with respect to its property and the conduct of its business in such amounts and against such risks as are adequate to protect the properties and businesses of MPC in accordance with normal industry practice, and to the knowledge of Greif all such policies are currently in full force and effect and no notice of cancellation or termination has been received by MPC with respect to any such policy.

	 	Reserved.

	 	Title to Properties.  Except as set forth in
Schedule 4.16, to Greif's knowledge, MPC has good, valid and marketable title to all of its assets (except for those assets which are held pursuant to valid leases) of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all assets shown or reflected on the MPC Financial Statements). To the knowledge of Greif, the UCC-11 lien searches and the real estate title lien searches provided to Greif by Critchfield, Critchfield & Johnston, Ltd. set forth all mortgages, pledges, liens, security interests, and encumbrances relating to the assets of MPC. Such real estate title lien searches reference all real property owned by MPC. Except as set forth in Schedule 4.16, MPC does not lease any real property as a lessee.

	 	Brokers, Finders.  The transactions
contemplated by this Agreement were not submitted to by any broker or other Person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of Greif, submitted to the Jollays by any broker or other Person, and none of the actions of Greif has given rise to any claim by any Person for a commission, finder's fee or like payment against any of the Parties.

	 	Legal Proceedings and Claims. Except as
listed and described in Schedule 4.18, there are no (and over the last five years there have been no) claims, proceedings, suits or investigations pending or, to the knowledge of Greif,, threatened against or relating to MPC or any of the employees of MPC (but only in their capacity as employees of MPC and not personally) or, to the knowledge of Greif without independent investigation, independent contractors of MPC in connection with the business or affairs of MPC, by or before any federal, state, local or foreign court or governmental body, agency, or authority. There are no such claims, proceedings, suits or investigations pending or, to the knowledge of Greif, threatened for the purpose of enjoining or preventing the consummation of any transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in Schedule 4.18, to the knowledge of Greif, MPC is not subject to any judgment, order or decree, or any governmental restriction applicable to it, which has a reasonable probability of causing a material adverse change, or which may materially adversely affect the ability of MPC to acquire any property or conduct business as it is currently being conducted. Except as listed and described in Schedule 4.18 and to the knowledge of Greif, there are no facts, circumstances, or occurrences which may give rise to any claims, proceedings, or suits against MPC or any of the employees of MPC (but only in their capacity as employees of MPC and not personally) or, to the knowledge of Greif without independent investigation, independent contractors of MPC which could cause a material adverse change to MPC or to the business or assets of MPC.

	 	ERISA.

 	Schedule 4.19 identifies each "employee benefit plan," as defined in Section 3(3) of ERISA which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by MPC or any of its ERISA Affiliates and covers any employee or former employee of MPC or any of its ERISA Affiliates or under which MPC or any of its ERISA
Affiliates has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to the Jollays together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "MPC Employee Plans." The only
MPC Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA (the "MPC Pension Plans") are identified on Schedule 4.19.

 	Except as set forth in Schedule 4.19, no MPC
Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, or a "defined benefit plan," as defined in Section 3(35) and subject to Title IV of ERISA, and no MPC Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any MPC Pension Plan, whether or not waived. Full payment has been made of all amounts which MPC or any of its ERISA Affiliates is required to have paid as contributions to or benefits under any MPC Employee Plan as of the end of the most recent plan year thereof and there are no unfunded obligations under any MPC Employee Plan that have not been disclosed to the Jollays in writing.
Neither MPC nor Greif knows of any "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any MPC Employee Plan. No condition exists and no event has occurred that could constitute grounds for termination of any MPC Retirement
Plan, and neither MPC nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any MPC Employee Plan has or will make either MPC or Greif subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or, to the best of Greif's knowledge, threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any MPC Employee Plan or any fiduciary or administrator thereof in their capacities as such.

 	Each MPC Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.
Greif has furnished to the Jollays copies of the most recent Internal Revenue Service determination letters with respect to each such MPC Employee Plan. Each MPC Employee
Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in material compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such MPC
Employee Plan.

 	To Greif's knowledge, there is no contract, agreement, plan or arrangement covering any employee or former employee, Greif or former shareholder of MPC or any of its ERISA Affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

 	Schedule 4.19 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a MPC
Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by MPC or any of its ERISA Affiliates, and (iii) covers any employee or former employee, Greif or former shareholder of MPC or any of its ERISA Affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to the Jollays, are referred to collectively herein as the "MPC Benefit
Arrangements." To Greif's knowledge, each MPC Benefit
Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such MPC Benefit Arrangement.

 	Except as set forth in Schedule 4.19, there is no liability in respect of post-retirement health and medical benefits for retired employees of MPC or any of its ERISA
Affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Except as provided otherwise below, to the knowledge of Greif MPC has reserved its right to amend or terminate any MPC Employee Plan or MPC Benefit Arrangement providing health or medical benefits in respect of any active employee of MPC, respectively, under the terms of any such plan and descriptions thereof given to employees.
With respect to any of the MPC Employee Plans which are "group health plans" under Section 4980B of the Code and
Section 607(1) of ERISA, to the knowledge of Greif, there has been timely compliance in all material respects with all requirements imposed thereunder so that MPC and its ERISA Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

 	Except as set forth in Schedule 4.19, to Greif's knowledge there has been no amendment to, written interpretation or announcement (whether or not written) by MPC or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any MPC
Employee Plan or MPC Benefit Arrangement which would increase the expense of maintaining such MPC Employee Plan or MPC Benefit Arrangement above the level of the expense incurred in respect thereof for the plan year ended immediately prior to the Closing.

 	Except as set forth in Schedule 4.19, MPC is not a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any employee or independent contractor of MPC.

 	To Greif's knowledge, the execution and
consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any MPC Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment of severance pay or otherwise, or acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of MPC that has not been specifically disclosed on Schedule 4.19 or which is not material to the financial condition or business of MPC.

 	Any reference to ERISA or the Code or any section thereof in this Section 4.19 shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

	 	Contracts. Greif has caused MPC to make available to the Jollays copies of all contracts, agreements, leases, commitments, or other legal obligations which are material to the condition, operations, assets, or business of MPC, each of which is valid and binding on MPC and none of which have been modified, changed, or amended in any respect. To the knowledge of Greif, MPC is not in violation of or in default in respect of, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default of, any contract, agreement, lease, commitment, or other legal obligation which is material to the condition, operations, assets, or business of MPC.

	 	MPC Receivables To Greif's knowledge, all notes, accounts, and other miscellaneous receivables of MPC are reflected properly in its books and records, are valid receivables subject to no setoffs or counterclaims, and are collectible (subject only to the reserve for bad debts for accounts receivable set forth in the MPC Financial Statements as adjusted for the passage of time through the Closing in accordance with the past custom and practices of MPC).

Schedule 4.21 includes a list of all amounts payable to MPC by any Affiliate of MPC (the "MPC Related Party Receivables") and all amounts payable by MPC to any Affiliate of MPC (the "MPC Related Party Payables") as of June 30, 1998, specifying the payor, payee, and amount of each MPC Related Party Receivable and MPC Related Party Payable.

	 	Reserved.

	 	Books of Account; Records. To Greif's
knowledge, MPC's general ledgers, corporate record book and other records relating to the material assets, contracts and outstanding legal obligations of MPC are, in all material respects, complete and correct, and have been maintained in accordance with good business practices, and the matters contained therein are appropriate and accurately reflected in the MPC Financial Statements.

	 	Reserved.

	 	Reserved.

	 	Reserved.

	 	Reserved.

	 	Investment Intent.  Greif:  (a) is an
"accredited investor," as that term is defined in Regulation D promulgated under the Securities Act; (b) by reason of the business and financial experience of its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of its investment in the CorrChoice Shares to be issued to it; (c) to its satisfaction, has been provided the opportunity to ask questions, receive answers, and obtain information from the Jollays concerning RDJ Holdings, OPC, and the OPC Subsidiaries and their respective businesses, has had all such questions answered, and has been supplied all additional information deemed necessary by it to verify the accuracy of all information provided; (d) is acquiring the CorrChoice Shares to be issued to it for its own account for investment purposes only and without any view towards resale or other distribution; (e) except for the representations of the Jollays and Mr. McLaughlin set forth in Articles III and V of this Agreement, no representations have been made to it by or on behalf of the Jollays, RDJ Holdings, OPC, or the OPC Subsidiaries in connection with the transactions contemplated by this Agreement;
(f) has determined, through its representatives, that it can bear the economic risks of its investment in the CorrChoice Shares to be issued to it for an indefinite period of time; (g) understands that the issuance of the CorrChoice Shares as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the CorrChoice Shares are not and will not be registered under the Securities Act or any state securities laws, and that there will be no public market for the CorrChoice Shares; (h) agrees that any certificates evidencing the CorrChoice Shares shall contain a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and may not be sold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, requiring delivery to CorrChoice of a legal opinion of or satisfactory to CorrChoice's legal counsel that such exemption is applicable; (i) agrees that CorrChoice can issue stop transfer instructions to its transfer agent prohibiting transfer of the CorrChoice Shares to be issued to it except in compliance with the provisions of the Securities Act, applicable state securities laws, this Agreement, and the Greif/Jollays Buy-Sell Agreement; and (j) understands that the CorrChoice Shares to be issued to it will be subject to additional transfer, voting, and other restrictions pursuant to the Greif/Jollay Buy-Sell Agreement and the Shareholders Voting Agreement.

	 	Complete Disclosure.

 	The Greif Valuation Information, to its
knowledge, did not and does not contain any untrue statement of a material fact and did not and does not omit a material fact.

 	To Greif's knowledge, no representation by Greif in this Agreement or the Greif Schedules contains or will contain as of the Closing any untrue statement of a material fact or omits or will omit as of the Closing a material fact. To the knowledge of Greif, it has made full disclosure to the Jollays of all material facts relating to MPC necessary to make the Valuation.

   Representations of Mr. McLaughlin

Mr. McLaughlin hereby represents to each of the Jollays and Greif as follows:

	 	Stock Ownership; No Liens. Mr. McLaughlin owns beneficially and of record all of the McLaughlin CCI Shares. Except as set forth in Schedule 5.1, the McLaughlin CCI Shares are free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal and state securities laws.

	 	Power and Authority; Capacity.  Mr.
McLaughlin has full legal capacity, power, and authority to enter into this Agreement and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by Mr. McLaughlin and constitutes the legal, valid and binding obligation of him enforceable against him in accordance with its terms. No other action or proceeding by or in respect of Mr. McLaughlin is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

	 	Consents and Approvals; No Conflict or
Default. To the knowledge of Mr. McLaughlin, except for the consents described in Schedule 5.3, all of which shall be obtained prior to the Closing, neither the execution and delivery of this Agreement by Mr. McLaughlin nor the consummation of the transactions contemplated by this Agreement
(a) requires or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority, (b) violates or will violate in any material respect any laws, statutes, orders, rules, and regulations applicable to Mr. McLaughlin, or (c) breaches or will result in the breach of any agreement or legal obligation to which Mr. McLaughlin is a party or by which Mr. McLaughlin or his assets are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder.

	 	Reserved.

	 	Brokers, Finders. None of the actions of Mr. McLaughlin has given rise to any claim by any Person for a commission, finder's fee or like payment against any of the Parties.

 	Legal Proceedings and Claims. There are no claims, proceedings, suits or investigations pending or, to Mr. McLaughlin's knowledge, threatened for the purpose of enjoining or preventing the consummation of any transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement.

	 	Reserved.

	 	CCI Matters. Based upon Mr. McLaughlin's review of the representations of the Jollays set forth in
Article III relating or pertaining to the OPC Subsidiaries, to Mr. McLaughlin's knowledge, such representations are true, complete, and correct with respect to CCI as an OPC Subsidiary.

	 	Investment Intent. Mr. McLaughlin: (a) is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act; (b) by reason of his business and financial experience, has such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of his investment in the CorrChoice Shares to be issued to him; (c) to his satisfaction, has been provided the opportunity to ask questions, receive answers, and obtain information from the Jollays and Greif concerning RDJ Holdings, OPC, the OPC Subsidiaries, MPC and their respective businesses, has had all such questions answered, and has been supplied all additional information deemed necessary by him to verify the accuracy of all information provided; (d) is acquiring the CorrChoice Shares to be issued to him for his own account for investment purposes only and without any view towards resale or other distribution;
(e) except for the representations of the Jollays and Greif set forth in Articles III and IV of this Agreement, no representations have been made to him by or on behalf of the Jollays, RDJ Holdings, OPC, the OPC Subsidiaries, Greif or MPC in connection with the transactions contemplated by this Agreement; (f) has determined that he can bear the economic risks of his investment in the CorrChoice Shares to be issued to him for an indefinite period of time; (g) understands that the issuance of the CorrChoice Shares as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the CorrChoice Shares are not and will not be registered under the Securities Act or any state securities laws, and that there will be no public market for the CorrChoice Shares; (h) agrees that any certificates evidencing the CorrChoice Shares shall contain a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and may not be sold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, requiring delivery to CorrChoice of a legal opinion of or satisfactory to CorrChoice's legal counsel that such exemption is applicable; (i) agrees that CorrChoice can issue stop transfer instructions to its transfer agent prohibiting transfer of the CorrChoice Shares to be issued to him except in compliance with the provisions of the Securities Act, applicable state securities laws, this Agreement, and the Greif/McLaughlin Buy-Sell Agreement; and (j) understands that the CorrChoice Shares to be issued to him will be subject to additional transfer, voting, and other restrictions pursuant to the Greif/McLaughlin Buy-Sell Agreement and the Shareholders Voting Agreement.

	 	Complete Disclosure.

 	The Valuation Information supplied by Mr.
McLaughlin, to his knowledge, did not and does not contain any untrue statement of a material fact and did not and does not omit a material fact.

 	To his knowledge, no representation by Mr.
McLaughlin in this Agreement or with respect to information contained in the Schedules contains or will contain, as of the Closing, any untrue statement of a material fact or omits or will omit, as of the Closing, a material fact. To the knowledge of Mr. McLaughlin, he has made full disclosure to Greif of all material facts relating to CCI necessary to make the Valuation.

   Reserved

   Closing

	 	The Closing.  The closing of the
transactions contemplated by this Agreement (the "Closing") shall take place immediately after the execution of this Agreement at the offices of Baker & Hostetler LLP in Columbus, Ohio, or on such other date or at such other place as the Parties may agree. The date of the Closing is sometimes referred to in this Agreement as the "Closing Date."

	 	Deliveries of Greif at Closing.  At the
Closing, Greif shall deliver, or cause to be delivered, to the other Parties, as appropriate, the following:

 	Stock Certificates for MPC Stock and Class B
Shares. Stock certificates evidencing the MPC Stock and Class B Shares, in each case duly endorsed for transfer to Company.

 	Company Formation Documents.  Executed
counterparts of the following documents: (i) written actions by shareholders to (A) adopt a Code of Regulations for the Company (in form and content reasonably satisfactory to Greif), (B) elect Michael J. Gasser,
Charles R. Chandler, Michael H. Dempsey, the Jollays, and
Mr. McLaughlin as the initial board of directors of the Company, and (C) ratify all actions taken by the any Person on behalf of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; (ii) written actions by directors (executed by Messrs. Gasser, Chandler, and Dempsey) to (A) adopt resolutions related to the organization of the Company, (B) elect Geoffrey A. Jollay as chairman and chief executive officer of the Company and
R. Dean Jollay, Jr. as vice chairman and chief financial officer of the Company, and (C) ratify all actions taken by any Person on behalf of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

 	Shareholders Voting Agreement. Executed counterparts of the Shareholders Voting Agreement in the form attached to this Agreement as Exhibit A (the
"Shareholders Voting Agreement").

 	Greif/Jollays Buy-Sell Agreement. Executed counterparts of the Greif/Jollays Buy-Sell Agreement in the form attached to this Agreement as Exhibit B (the
"Greif/Jollays Buy-Sell Agreement").

 	Greif/McLaughlin Buy-Sell Agreement. Executed counterparts of the Greif/McLaughlin Buy-Sell Agreement in the form attached to this Agreement as Exhibit C (the
"Greif/McLaughlin Buy-Sell Agreement")

 	Certified Resolutions. Certified copies of resolutions adopted by the board of directors of Greif authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

 	Reserved.

 	Opinion of Counsel . A legal opinion from the law firm of Baker & Hostetler LLP, counsel to Greif and MPC, in substantially the form attached to this Agreement as Exhibit H.

	 	Deliveries of the Jollays at Closing. At the Closing, the Jollays shall deliver, or cause to be delivered, to the other Parties, as appropriate, the following:

 	Stock Certificates for RDJ Stock. Stock certificates evidencing all of the RDJ Stock duly endorsed for transfer to the Company.

 	Company Formation Documents.  Executed
counterparts of the following documents: (i) written actions by shareholders to (A) adopt a Code of Regulations for the Company (in form and content reasonably satisfactory to the Jollays), (B) elect Michael J. Gasser,
Charles R. Chandler, Michael H. Dempsey, the Jollays, and
Mr. McLaughlin as the initial board of directors of the Company, and (C) ratify all actions taken by the any Person on behalf of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; (ii) written actions by directors to (A) adopt resolutions related to the organization of the Company, (B) elect Geoffrey A.
Jollay as chairman and chief executive officer of the Company and R. Dean Jollay, Jr. as vice chairman and chief financial officer of the Company, and (C) ratify all actions taken by any Person on behalf of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

 	Employment Agreements. Executed counterparts of the Geoffrey Jollay Employment Agreement in the form attached to this Agreement as Exhibit D (the "Geoffrey
Jollay Employment Agreement") and the Dean Jollay
Employment Agreement in the form attached to this Agreement as Exhibit E (the "Dean Jollay Employment Agreement").

 	Shareholders Voting Agreement. Executed counterparts of the Shareholders Voting Agreement.

 	Greif/Jollays Buy-Sell Agreement. Executed counterparts of the Greif/Jollays Buy-Sell Agreement.

 	OPC Stock Transfer Restrictions. Executed waiver of the restrictions on the transfer of Class B Shares contained in Article VII, Section 2 of the OPC Code of
Regulations.

 	CCI Buy-Sell Agreement. Executed agreement terminating the Buy-Sell Agreement between OPC and Mr.
McLaughlin pertaining to the CCI Shares.

 	RDJ Holdings Buy-Sell Agreement.   Executed
agreement terminating the Buy-Sell Agreement between R.
Dean Jollay, Jr. and Geoffrey A. Jollay pertaining to the
RDJ Holdings Shares.

 	Opinion of Counsel . A legal opinion from the law firm of Critchfield, Critchfield & Johnston, Ltd., counsel to the Jollays, RDJ Holdings, and OPC, in substantially the form attached to this Agreement as Exhibit G.

	 	Deliveries of Mr. McLaughlin at Closing. At the Closing, Mr. McLaughlin shall deliver, or cause to be delivered, to the other Parties, as appropriate, the following:

 	Stock Certificates for McLaughlin CCI Stock.
Stock certificates evidencing the McLaughlin CCI Shares and Mr. McLaughlin's 2,000 CCI Preferred Shares, in each case duly endorsed for transfer to the Company.

 	Company Formation Documents.  Executed
counterparts of the following documents: (i) written actions by shareholders to (A) adopt a Code of Regulations for the Company (in form and content reasonably satisfactory to Mr. McLaughlin), (B) elect Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, the Jollays, and Mr. McLaughlin as the initial board of directors of the Company, and (C) ratify all actions taken by the any Person on behalf of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; (ii) written actions by directors to (A) adopt resolutions related to the organization of the Company, (B) elect Geoffrey A. Jollay as chairman and chief executive officer of the Company and R. Dean Jollay, Jr. as vice chairman and chief financial officer of the Company, and (C) ratify all actions taken by any Person on behalf of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

 	Shareholders Voting Agreement. Executed counterparts of the Shareholders Voting Agreement.

 	Greif/McLaughlin Buy-Sell Agreement. Executed counterparts of the Greif/McLaughlin Buy-Sell Agreement.

 	CCI Buy-Sell Agreement. Executed agreement terminating the Buy-Sell Agreement between OPC and Mr.
McLaughlin pertaining to the CCI Shares.

 	Employment Agreement. Executed counterpart of the John J. McLaughlin Employment Agreement in the form attached to this Agreement as Exhibit L (the "John J.
McLaughlin Employment Agreement").

	 	Deliveries of the Company at Closing. At the Closing, the Company shall deliver, or cause to be delivered, to the other Parties, as appropriate, the following:

 	Stock Certificates for CorrChoice Shares. Stock certificates representing CorrChoice Shares, executed by the appropriate officers of the Company, in the following denominations and in the following names: (i) a stock certificate for 6,324 CorrChoice Shares issued in the name of Greif; (ii) a stock certificate for 1,733 CorrChoice
Shares issued in the name of Geoffrey A. Jollay; (iii) a stock certificate for 1,733 CorrChoice Shares issued in the name of R. Dean Jollay, Jr.; and (iv) a stock certificate for 210 CorrChoice Shares issued in the name of Mr.
McLaughlin.

 	Employment Agreements. Executed counterparts of the Geoffrey Jollay Employment Agreement, the Dean Jollay
Employment Agreement, and the John J. McLaughlin Employment
Agreement.


   Covenants of the Parties

	 	Mutual Covenants.

 	Payment of Dividends. On and after the Closing, each Shareholder shall take such action (either individually or as a shareholder, director, or officer of the Company) as may be necessary or appropriate to cause the Company to retain cash and make dividend distributions in accordance with the CorrChoice Cash Retention and Dividend Distribution Formula attached to this Agreement as Exhibit F.

 	Prohibition on Operation of Sheet and Box Plants.
On and after the Closing, no Shareholder shall take any action (either individually or as a shareholder, director, or officer of the Company) to cause the Company to acquire, construct, or operate any sheet plants or box plants (as such terms are used in the corrugated paper manufacturing industry) in the United States or anywhere outside the United States, and, if necessary, each Shareholder shall take such reasonable action as may be necessary or appropriate to prevent the Company from acquiring, constructing, or operating any sheet plants or box plants in the United States or anywhere outside the United States.

 	Purchase of Paper Tonnage from Greif.  The
Shareholders acknowledge and agree that the Company shall control its own supply of paper and that efforts will be made to continue or combine contracts or trades for paper currently in place at each of the Sheet Feeder Facilities with adherence to historical focus on quality, commitment, and competitive prices. Notwithstanding the foregoing, on and after the Closing, each Shareholder shall take such action (either individually or as a shareholder, director, or officer of the Company) as may be necessary or appropriate to cause the Company to (i) purchase from Greif, on an annual basis, paper tonnage at least equal to the tonnage the Sheet Feeder Facilities purchased from Greif during the 12-month period ended June 30, 1998, (ii) give Greif the first opportunity to sell more paper to the Company, and (iii) give Greif the last look at selling such additional paper to the Company at competitive market prices.

 	Location of the Company's Headquarters. On and after the Closing, each Shareholder shall take such action
(either individually or as a shareholder, director, or officer of the Company) as may be necessary or appropriate to cause the Company's headquarters to be located in Massillon, Ohio. Any subsequent relocation of such headquarters shall require the approval of a majority of the Company's directors and shall be carried out in a way that shall minimize overhead.

	 	Confidentiality of Company Information. On and after the Closing, to the extent permitted by law, each Shareholder shall take such action (either individually or as a shareholder, director, or officer of the Company) as may be necessary or appropriate to maintain the confidentiality of information pertaining to the Company.
To the extent permitted by law, matters pertaining to the Company will not be disclosed in Greif's annual reports, proxy statements, or other publicly available documents.

	  	Covenants of Greif.

 	Prohibition on Sheet Feeder Operations. On and after the Closing, Greif shall not take any action to acquire, construct, or operate any sheet feeder plants (as such term is used in the corrugated paper manufacturing industry) or sell corrugated sheets to non-Affiliates in the United States or anywhere outside the United States.
Notwithstanding the foregoing, Greif may proceed on its own behalf with any sheet feeder plant project outside the United States if, after having been presented with the opportunity to undertake such project, the Company declines to undertake such project.

 	Consultation Regarding Acquisition/Construction of Sheet and Box Plants. On and after the Closing, Greif shall cause its management to consult with the Company's management before Greif acquires or constructs new sheet plants or box plants (as such terms are used in the corrugated paper manufacturing industry), so as to maximize the synergies between the Company and Greif.
Notwithstanding the foregoing, Greif, in its sole discretion, may acquire or construct new sheet plants or box plants after such consultation with the Company's management.

 	Purchase of Sheet Tonnage from the Company. On and after the Closing, Greif shall (i) purchase from the Company, on an annual basis, sheet tonnage at least equal to the tonnage Greif's sheet plants and box plants purchased from OPC and MPC and the OPC Subsidiaries during the 12-month period ended June 30, 1998, (ii) encourage its sheet plants and box plants to purchase from the Company additional sheets at competitive market prices whenever possible, and (iii) give the Company the last look at selling outside sheets to such plants.

 	Consideration of Jollay Representative for Board
Vacancies. On and after the Closing, in the event a seat on the board of directors of Greif becomes vacant, which vacancy Greif intends to fill, Greif shall give due consideration to recommending the appointment of a representative of the Jollays to fill such vacancy.

 	Eaton Rapids, Michigan Facility. In connection with MPC's transfer of certain property related to its Eaton Rapids, Michigan facility, all as further described on Schedule 4.9, Greif acknowledges that it shall be responsible for all costs related to the underground storage tank system at such facility described on Schedule
4.18, including all remedial costs.

	 	Covenants of the Jollays.

 	Termination of Sheet Feeder Plant Construction.
As soon as practicable following the Closing, the Jollays shall take such action as may be necessary or appropriate to cause the termination of construction of the new sheet feeder plants which are proposed to be constructed by OPC and/or its Affiliates in Salisbury, North Carolina, and Charlotte, Michigan. Furthermore, all new equipment purchased for the Salisbury, North Carolina project will become the property of Company and may subsequently be leased to Heritage Packaging. All remaining payments on such equipment shall become the obligation of the Company.

   Remedies; Post-Closing Share Adjustments

	 	Survival of Representations.

(a)	Subject to the limitation set forth in this
Article and notwithstanding any investigation conducted at any time by or on behalf of any Shareholder, all representations of the Shareholders contained in this Agreement shall survive the execution, delivery and performance of this Agreement for a period of five years from the date of Closing. All representations of the Shareholders set forth in this Agreement shall be deemed to have been made at and as of the Closing.

		(b)	As used in this Article, any reference to a
representation contained in any section of this Agreement shall include the Schedule relating to such section.

	 	Exclusive Remedy. The procedures set forth in this Article shall be the sole and exclusive procedures to be followed by a Party (a "Claiming Party") seeking a remedy for any of the following types of claims (a "Claim"): (a) any claim relating to an inaccuracy or omission in any representation set forth in this Agreement; and (b) any claim relating to an allegation that the Valuation (not the method of determining the Valuation) did not reflect the fair market value of OPC, MPC, or CCI as of the Closing because of an error with respect to a fact disclosed to HLH&Z or the omission of any fact that would have an effect on the Valuation. The amount of any Claim or the aggregation of Claims by one Party must be at least $1,000,000 in order for such Claim or Claims to be processed pursuant to the provisions of this Article.

	A Claim must be based upon facts and circumstances that existed as of the Closing but, except as otherwise set forth in this Section 9.2, were not known by the Claiming Party as of the Closing. For purposes of the preceding sentence, a Claiming Party shall have known facts and circumstances only if such Party or its legal counsel had actual knowledge of such facts and circumstances. In the case of Greif, one of its officers or employees involved in the due diligence process must have actual knowledge of such facts and circumstances. All matters disclosed on the schedules to this Agreement shall constitute actual knowledge of the Parties. The knowledge or lack of knowledge of the Party against whom a Claim is brought (the "Responding Party") shall be irrelevant in determining the validity of such Claim.

	Notwithstanding any language in this Section 9.2 to the contrary: (i) a Claim may be brought against Greif relating to the tax audit currently being conducted by the Internal Revenue Service with respect to MPC; (ii) a Claim may be brought against the Jollays relating to the tax audit currently being conducted by the Internal Revenue Service with respect to OPC and the OPC Subsidiaries; and (iii) a Claim may be brought against Mr. McLaughlin relating to the tax audit currently being conducted by the Internal Revenue Service with respect to OPC and the OPC Subsidiaries to the extent such Claim relates to CCI.

	Except as set forth in Section 9.4 of this Agreement, all Claims must be initiated on or prior to the fifth anniversary of the Closing. The foregoing period is hereinafter referred to as the "Claim Period."

	A Claiming Party who wishes to initiate a Claim or Claims against a Responding Party pursuant to this Article shall deliver to the Responding Party and all other Parties a Notice of Claim in the form and substance as set forth in Exhibit I
(the "Notice of Claim"). Any Notice of Claim issued by a Claiming Party shall set forth in reasonable detail the basis of the Claim. Each Party may only submit a single Notice of Claim which may contain an unlimited number of Claims during the Claim Period; provided that a Notice of Claim filed during the Accelerated Claim Period (as defined in Section 9.4) against a Departing Shareholder (as defined in Section 9.4) in accordance with Section 9.4 shall not be subject to this limitation.

	 	Resolution Procedures.

(a)	Procedures for Resolution by Parties.  After
receipt of a Notice of Claim, the Claiming Party and the Responding Party shall attempt in good faith to resolve the Claim by mutual agreement. If for any Claim the Claiming
Party and the Responding Party are able to reach agreement as to (i) a finding against the Responding Party in favor of the Claiming Party, and (ii) the value (expressed in dollars) of such Claim, then such Claim shall be deemed a "Valid Claim."

If by their own efforts the Parties are unable to agree as to whether or not a Claim is a Valid Claim within 30 business days after receipt of a Notice of Claim, then such Claim shall be deemed an "Unresolved Claim." All
Unresolved Claims shall be held in abeyance until submitted to Resolute Systems (the "Dispute Resolver") in accordance with the provisions of this Article.

(b)	Procedures For Resolution by Third Party.  Unless
an earlier date is agreed upon by the Parties, on the expiration date of the Claim Period a Claiming Party shall have the right, but not the obligation, to submit any Unresolved Claims to the Dispute Resolver; provided that the aggregate of the disputed amount of all Unresolved
Claims submitted by a Claiming Party to the Dispute
Resolver plus all Valid Claims of such Claiming Party must equal or exceed $1,000,000.

The Dispute Resolver shall render a finding with respect to all Unresolved Claims submitted to it at the same time in accordance with the procedures described on the attached Exhibit J. If the Dispute Resolver renders a finding against a Claiming Party with respect to an Unresolved Claim, then such Claim shall be deemed an "Invalid Claim." If the Dispute Resolver renders a finding against a Responding Party in favor of the Claiming Party with respect to an Unresolved Claim, then such Claim shall be deemed a "Valid Claim." The Dispute Resolver shall then make a determination as to the value (expressed in dollars) of such Valid Claim. The Dispute Resolver's finding and, if applicable, determination will be made and written notice thereof given to the Parties within 90 business days after the submission of the matter to the Dispute Resolver.
Such notice shall include a narrative description of the Dispute Resolver's findings with respect to each Claim and, if applicable, determination of value of each Claim. The finding of and determination by the Dispute Resolver shall be final, binding and conclusive upon all Parties. The scope of the Dispute Resolver's engagement shall be limited to the resolution of all Unresolved Claims submitted to it.
Except as otherwise provided in this Article, the fees, costs and expenses of the Dispute Resolver and HLH&Z (or its successor or another mutually agreed-upon appraisal firm) shall be shared equally by the Claiming Party and the Responding Party.

In the event the Dispute Resolver renders a finding of Invalid Claims for all Unresolved Claims submitted to it by a Party, or renders a finding for a Party of a Valid
Claim(s) but the aggregate value of all Valid Claims
(expressed in dollars) is less than $1,000,000, then the Claiming Party shall be responsible for all fees, costs, and expenses incurred by the other Parties thereto as a result of such Claim or Claims, including the reasonable expenses of the Dispute Resolver and legal and accounting fees. In no event shall the payment of such fees, costs, or expenses come from any funds of the Company or any of its subsidiaries (including OPC or MPC).

(c)	Procedures for Adjustment to Ownership
Percentages. In the event a Party's Valid Claims (whether determined by the agreement of the Parties under subsection
(a), above, or the Dispute Resolver under subsection (b), above), have an aggregate value (expressed in dollars) equal to or greater than $1,000,000, then the Parties shall attempt in good faith to resolve the change in their respective ownership percentages in the Company retroactive to the Closing Date. In resolving such change, the Parties shall apply the methodology used to determine the initial
Valuation and the respective values of the Contributions of each Party within 30 business days following the submission of the information to it.

If the Parties are unable to resolve the change in their ownership percentages within 30 business days, then
HLH&Z (or its successor or another mutually agreed-upon appraisal firm) shall be retained by the Claiming Party and the Responding Party. Taking into account no other additional information other than the Valid Claims, HLH&Z shall apply the methodology used to determine the initial
Valuation and the respective values of the Contributions of each Party within 30 business days following the submission of the information to it and adjust the Valuation and the Contributions of each Party and issue an amended Valuation report (the "Amended Report") setting forth the respective values of the Contributions of each Party and their revised ownership percentages in the Company. No facts or circumstances occurring after the Closing Date shall be considered by HLH&Z, it being the intention of the Parties that the Valuation will only be changed to reflect the impact of a Party's Valid Claims which equal or exceed
$1,000,000.

In the event the agreement of the Parties (under the first paragraph of this subsection (c)) or the Amended
Report (under the second paragraph of this subsection (c)) results in a change in the respective ownership percentages in the Company by the Parties, the Company and each Shareholder shall take all action necessary to cause the return of such CorrChoice Shares (and any dividends or distributions received with respect to such CorrChoice
Shares, net of taxes paid by such Shareholder on such dividends and distributions) to Company in order to achieve the ownership percentages agreed to by the Parties or set forth in the Amended Report, it being the intent of the Parties to place themselves into such revised ownership percentages retroactive to the Closing Date.
Notwithstanding the foregoing, no adjustment in the ownership percentages shall be made unless such adjustment would result in an incremental increase or decrease of no less than 0.1% in the ownership percentage of a Party.

 	Departing Shareholder.  If a Party will
cease to be a shareholder of the Company (a "Departing Shareholder") for any reason during the Claim Period, then the Claim Period with respect to the Departing Shareholder shall expire 180 days following the date of a termination event or 180 days following the Departing Shareholder giving or receiving notice of intent to purchase such Departing Shareholder's CorrChoice Shares under the Greif/Jollays Buy-Sell Agreement or the Greif/McLaughlin Buy-Sell Agreement, as the case may be (the "Accelerated Claim Period"). A Notice of Claim, if any, must be filed by a Claiming Party against the Departing Shareholder or by the Departing Shareholder against a Responding Party during the Accelerated Claim Period. As to all other Parties, the Claim Period shall continue except as to Claims addressed through a Notice of Claim issued during the Accelerated Claim Period.

If on a date 20 days prior to the closing for the purchase and sale of the Departing Shareholder's CorrChoice Shares there exist any Unresolved Claims against the Departing Shareholder (including any Unresolved Claims which by their nature cannot be quantified at that time), then the Claiming Party shall attempt to quantify all such Unresolved Claims by placing a value (expressed in dollars) on all such Unresolved Claims, which value shall then be submitted to the Responding Party in writing. The Claiming Party and the Responding Party shall then attempt to reach agreement as to the maximum value of all such Unresolved Claims, the corresponding ownership adjustment, and the effect such ownership adjustment would have on the amount of money the Departing Shareholder would receive at the closing of the buyout. The agreed-upon difference between the amount of money the Departing Shareholder would receive for the Departing Shareholder's CorrChoice Shares without the ownership adjustment and with the estimated or potential ownership adjustment is hereinafter referred to as the "Agreed Ownership Adjustment Value" and will be escrowed at closing as provided below.

If by their own efforts they are unable to reach agreement on the Agreed Ownership Adjustment Value of any or all such Unresolved Claims prior to 10 days of such closing, then any Unresolved Claims to which agreement cannot be reached shall be submitted to HLH&Z (or its successor or another mutually agreed-upon appraisal firm) to estimate their maximum potential value for purposes of the escrow described below. On or prior to such closing, HLH&Z shall place a maximum potential value (expressed in dollars) on all Unresolved Claims submitted to it (the "Decided Claim Potential Value"). HLH&Z shall then apply the methodology used to determine the initial Valuation to calculate the ownership adjustments that would result from adjustments due to the Decided Claim Potential Value, if any. After calculating such ownership adjustments to the Parties, HLH&Z shall place a value (expressed in dollars) of the effect such ownership adjustment would have on the amount of money the Departing Shareholder would receive at the closing of the buyout (the "Decided Ownership Adjustment Value").

All Unresolved Claims by a Departing Shareholder against a Responding Party shall be valued in the manner described above and shall be netted against the Responding Party's Unresolved Claims in calculating the amount of proceeds to be escrowed.

At the closing, proceeds from the sale of the Departing Shareholder's CorrChoice Shares in an amount equal to the aggregate of the Agreed Ownership Adjustment Value and the Decided Ownership Adjustment Value shall be placed in escrow (the "Escrowed Funds") pursuant to an escrow agreement in substantially the form attached hereto as Exhibit K. Thereafter, all such Unresolved Claims shall be resolved pursuant to the procedures described in Sections 9.3(b) and 9.3(c), and the Parties shall take all actions required by such sections. At the conclusion of the procedures described in Sections 9.3(b) and 9.3(c), the Escrowed Funds shall be disbursed to the Claiming Party or the Responding Party, as the case may be, based upon the findings of and determinations by the Dispute Resolver and HLH&Z, as the case may be, under such sections.

If a Claim against a Departing Shareholder also involves other Parties, then the Claiming Party must name all Parties and the resolution procedure shall proceed as to all Parties pursuant to Section 9.3 of this Agreement. In the event an Amended Report is issued as a result of a Valid Claim against a Departing Shareholder, such Amended Report shall be binding upon all Parties.

In the event the Departing Shareholder is either of the Jollays or Mr. McLaughlin, then the other Jollay and Mr.
McLaughlin hereby waive the right of contribution against each other for Claims brought subsequent to the Accelerated Claim
Period.

When the Unresolved Claims against a Departing Shareholder are disposed of pursuant to this Article, any remaining Escrowed
Funds shall be disbursed to the Departing Shareholder

Except as set forth in this section, all other provisions of this Article IX shall apply to any Claims by or against a Departing Shareholder.

   	Specific Performance. The CorrChoice Shares cannot be readily purchased or sold on the open market, and for that reason, among others, the Parties will be irreparably damaged in the event this Agreement is not specifically enforced in a court of equity by a decree of specific performance.

   Reserved


   Miscellaneous

	 	Notices.  All notices and other
communications required or permitted to be given under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Parties), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

(a)	If to the Company:

	CorrChoice, Inc.
	777 Third Street
	Massillon, Ohio  44646
	Attention:  Geoffrey A. Jollay, Chairman and CEO
	Telecopy No.:  (330) 833-0109

	with a copy to:

	Greif, the Jollays, and Mr. McLaughlin
	  as set forth below

 (b)	If to Greif:

	Greif Bros. Corporation
	425 Winter Road
	Delaware, Ohio  43015
	Attention:  Michael J. Gasser, Chairman and CEO
	Telecopy No.:  (740) 549-6101

	with a copy to:

	Baker & Hostetler LLP
	65 East State Street, Suite 2100
	Columbus, Ohio 43215
	Attention:  Daniel J. Gunsett, Esq.
	Telecopy No.:  (614) 462-2616

(c)	If to the Jollays:

	Geoffrey A. Jollay
	R. Dean Jollay, Jr.
	777 Third Street
	Massillon, Ohio  44648
	Telecopy No.:  (339) 833-0109


	with a copy to:

	Critchfield, Critchfield & Johnston, Ltd.
	225 North Market Street
	Wooster,  Ohio 44691
	Attention:  Lincoln P. Oviatt, Esq.
	Telecopy No.:  (330) 263-9278

 (d)	If to Mr. McLaughlin:

	John J. McLaughlin
	7741 School Road
	Cincinnati, Ohio 45249
	Telecopy No.:  (513) 530-5969

	 	Non-Waiver.  No failure by any Party to
insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default.
No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party's right to demand strict compliance with the provisions of this Agreement.

 	Genders and Numbers. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

 	Headings.  The headings of the various
articles and sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and sections, and shall be ignored in construing this Agreement.

 	Counterparts.  This Agreement may be
executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

 	Entire Agreement. This Agreement (including all exhibits, schedules, and other documents referred to in this Agreement (the "Incorporated Documents"), all of which are hereby incorporated by reference) constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, including the Letter of Intent between Greif and the Jollays dated May 7, 1998, as amended (the "Letter of Intent") (which the Parties agree is not an Incorporated Document). All obligations of any Party under any Incorporated Document shall constitute an obligation of such Party under this Agreement.
Any capitalized terms used in any Incorporated Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

 	Amendment.  This Agreement may not be
amended, supplemented, or modified except by an instrument in writing signed by all of the Parties.

 	No Third Party Beneficiaries.  Nothing
contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any Person, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

 	Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Ohio.

 	Successors; Assignment.  This Agreement
shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns.
Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

	 	Expenses. Except as otherwise specifically provided in this Section, each Party shall be responsible to pay his or its respective legal, accounting, and other costs and expenses incurred in connection with the transactions contemplated by this Agreement. The Jollays and Greif shall each be responsible to pay one-half of the fees and expenses of HLH&Z for the performance of its services in connection with the valuation of the assets contributed by the Shareholders to the Company and the preparation of the recommended valuation formula for purposes of the Greif/Jollays Buy-Sell Agreement. The Jollays and Greif shall each be responsible to pay one-half of the fees and expenses of Environmental Resources Management, Inc. ("ERM") for the performance of its environmental services on behalf of the Parties. The Jollays and Greif shall each be responsible to pay one-half of the fees and expenses of Baker & Hostetler LLP for the performance of its services in connection with the preparation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") filing and all related antitrust matters (each Party shall, however, be responsible for his or its filing fees related to the HSR Act filing). Greif shall be responsible to pay any costs and expenses incurred by the Jollays or OPC solely because Greif is a publicly held company. Notwithstanding the foregoing, (a) the Jollays' portion of all fees and expenses incurred in connection with the transactions contemplated by this Agreement, including the fees and expenses to be paid to HLH&Z, ERM, Baker & Hostetler LLP, Ernst & Young LLP, and Critchfield, Critchfield & Johnston, Ltd. may be paid by OPC, and (b) Greif's portion of all fees and expenses incurred in connection with the transactions contemplated by this Agreement, including the fees and expenses to be paid to HLH&Z, ERM, Price Waterhouse LLP, and Baker & Hostetler LLP in accordance with this Section may be paid by MPC.

 	Announcements. No Party shall, without the prior consent of Greif and the Jollays, make any public announcement or any release to trade publications or to the press or make any statement to any competitor, customer or any other third party with respect to the transactions contemplated by this Agreement, except such announcement, release, or statement necessary, in the opinion of Greif's or the Jollays' counsel, to comply with applicable requirements of law, the content of which shall be mutually agreed to by Greif and the Jollays. The Parties agree that immediately following the Closing they shall jointly prepare and issue press releases for appropriate dissemination.

 	Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.


GREIF BROS. CORPORATION



By
     (Name)  (Title)                      GEOFFREY A. JOLLAY



JOHN J. MCLAUGHLIN                        R. DEAN JOLLAY, JR.


                               ANNEX A


                        INDEX OF DEFINED TERMS


Term                                          Section

Accelerated Claim Period                      9.4
Affiliate                                     3.10(m)
Agreed Value                                  9.4
Agreement                                     Introduction
Amended Report                                9.3(c)
Mr. Cahill                                    Background Information
CCI                                           Background Information
CCI Preferred Shares                          Background Information
CCI Shares                                    Background Information
Claim                                         9.2
Claim Period                                  9.2
Claiming Party                                9.2
Class A Shares                                Background Information
Class B Shares                                Background Information
Closing                                       7.1
Closing Date                                  7.1
Code                                          Background Information
Company                                       Introduction
Consolidation                                 Background Information
CorrChoice Shares                             Background Information
Dean Jollay Employment Agreement              7.3(c)
Departing Shareholder                         9.4
Dispute Resolver                              9.3(a)
Entity                                        3.3
ERISA                                         3.20(a)
ERISA Affiliate                               3.20(a)
ERM                                           11.12
Escrowed Funds                                9.4
Geoffrey Jollay Employment Agreement          7.3(c)
Greif                                         Introduction
Greif/Jollays Buy-Sell Agreement              7.2(e)
Greif/McLaughlin Buy-Sell Agreement           7.2(f)
Greif Valuation Information                   Background Information
Heritage Packaging                            Background Information
HLH&Z                                         Background Information
HSR Act                                       11.12
Incorporated Documents                        11.6
Invalid Claim                                 9.3(b)
John J. McLaughlin Employment Agreement       7.4(f)
Jollays                                       Introduction
Jollays' Valuation Information                Background Information
Letter of Intent                              11.6
Maximum Claim Potential Value                 9.4
Mr. McLaughlin                                Introduction
McLaughlin CCI Shares                         Background Information
MPC                                           Background Information
MPC Benefit Arrangements                      4.19(e)
MPC Employee Plans                            4.19(a)
MPC Financial Statements                      4.7
MPC Pension Plans                             4.19(a)
MPC Related Party Receivables                 4.21
MPC Related Party Payables                    4.21
MPC Stock                                     Background Information
Multicorr                                     3.2(a)
Notice of Claim                               9.2
OPC                                           Background Information
OPC Benefit Arrangements                      3.20(e)
OPC Employee Plans                            3.20(a)
OPC Financial Statements                      3.8
OPC Leasing                                   3.2(a)
OPC Pension Plans                             3.20(a)
OPC Related Party Receivables                 3.22
OPC Related Party Payables                    3.22
OPC Subsidiary                                3.3
OPC Subsidiaries                              3.3
Ownership Adjustment Value                    9.4
Parties                                       Statement of Agreement
Person                                        3.10(m)
RDJ Holdings                                  Background Information
RDJ Stock                                     Background Information
ReCorr                                        3.2(a)
Responding Party                              9.2
Securities Act                                3.2(e)
Shareholder                                   Introduction
Shareholders                                  Introduction
Shareholders Voting Agreement                 7.2(d)
Sheet Feeder Facilities                       Background Information
Mr. Stoner, Sr.                               Background Information
Mr. Stoner, Jr.                               Background Information
Stonehill Group                               Background Information
Unresolved Claim                              9.3(a)
Valid Claim                                   9.3(a) and 9.3(b)
Valuation                                     Background Information
1997 MPC Financial Statements                 4.7
1998 MPC Financial Statements                 4.7


                     EXHIBITS AND SCHEDULES

EXHIBIT A-Shareholders Voting Agreement
EXHIBIT B-Greif/Jollays Buy-Sell Agreement
EXHIBIT C-Greif/McLaughlin Buy-Sell Agreement
EXHIBIT D-Geoffrey Jollay Employment Agreement
EXHIBIT E-Dean Jollay Employment Agreement
EXHIBIT F-CorrChoice Cash Retention and Dividend Formula
EXHIBIT G-Legal Opinion from Critchfield, Critchfield & Johnston, Ltd. EXHIBIT H-Legal Opinion from Baker & Hostetler LLP
EXHIBIT I-Form of Notice of Claim
EXHIBIT J-Dispute Resolution Procedure
EXHIBIT K-Form of Escrow Agreement
EXHIBIT L-John J. McLaughlin Employment Agreement

JOLLAYS/OPC SCHEDULES
Schedule 3.1--Organization and Good Standing
Schedule 3.2--Capitalization and Security Holders
Schedule 3.3--Subsidiaries
Schedule 3.4--Business of RDJ Holdings
Schedule 3.7--Consents and Approvals; No Conflict or Default
Schedule 3.9--Undisclosed Liabilities
Schedule 3.10--Absence of Certain Changes
Schedule 3.11--Taxes
Schedule 3.17--Title to Properties
Schedule 3.19--Legal Proceedings and Claims
Schedule 3.20--ERISA
Schedule 3.22--OPC Receivables

GREIF/MPC SCHEDULES
Schedule 4.1--Organization and Good Standing
Schedule 4.2--Capitalization and Security Holders
Schedule 4.6--Consents and Approvals; No Conflict or Default
Schedule 4.8--Undisclosed Liabilities
Schedule 4.9--Absence of Certain Changes
Schedule 4.10--Taxes
Schedule 4.16--Title to Properties
Schedule 4.18--Legal Proceedings and Claims
Schedule 4.19--ERISA
Schedule 4.21--MPC Receivables

MCLAUGHLIN SCHEDULES
Schedule 5.1--Stock Ownership; No Liens
Schedule 5.3--Consents and Approvals; No Conflict or Default